As filed with the Securities and Exchange Commission on July 17, 2026

Registration Statement No. 333-296224

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

To

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EUDA HEALTH HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	8000	N/A
(State or other jurisdiction of incorporation organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

60 Kaki Bukit Place, #03-01

Eunos Techpark, Singapore 415979

+65 6327 1110

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alfred Lim

Chief Executive Officer

60 Kaki Bukit Place, #03-01

Eunos Techpark, Singapore 415979

+65 6327 1110

alfred.lim@euda.com

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

United States

(800) 221-0102

Copies to:

Mitchell S. Nussbaum, Esq.

Tahra T. Wright, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

(212) 407-4000

Jane K. P. Tam, Esq.

Loeb & Loeb LLP

901 New York Avenue

Washington, D.C. 20001

(202) 618-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where such an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 17, 2026

PROSPECTUS

940,657 Ordinary Shares

7,306 Ordinary Shares issuable upon exercise of Warrants

292,250 Warrants to Purchase Ordinary Shares

EUDA HEALTH HOLDINGS LIMITED

This prospectus relates to the resale from time to time by the selling shareholders identified in this prospectus under “Selling Shareholders” of up to an aggregate of 947,963 ordinary shares (the “Shares”) of EUDA Health Holdings Limited (formerly known as 8i Acquisition 2 Corp., the “Company”), no par value per share, consisting of (i) 500,000 ordinary shares issued pursuant to certain Simple Agreement for Future Tokens between the Company and QB Limited, a Hong Kong company, dated April 24, 2026 (the “QB Agreement”); (ii) 440,657 ordinary shares held by certain affiliates of the Company; and (iii) 7,306 ordinary shares (the “Warrant Shares”) issuable upon exercise of 292,250 warrants held by Mr. Meng Dong (James) Tan, a significant holder of the Company, with each warrant entitling Mr. Tan to purchase one-fortieth of one ordinary share at an exercise price of $230.00 per share.

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the Shares by the Selling Shareholders. The Selling Shareholders or their donees, pledgees, transferees or other successors-in-interest may, from time to time, offer and resell their Shares in public transactions or in privately negotiated transactions, without limitation, at market prices prevailing at the time of resale or at negotiated prices. The timing and amount of any resale are within the sole discretion of the Selling Shareholders. See “Plan of Distribution.”

Our registration of the securities covered by this prospectus does not mean that either we will issue the Warrant Shares, or the Selling Shareholders will offer or sell, as applicable, any of the securities. The Selling Shareholders named in this prospectus, may sell all or a portion of the Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The names of any underwriters may be stated in the applicable prospectus supplement, if any such prospectus supplement is prepared. If the Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. For additional information on the methods of sale that may be used by the selling shareholders, see “Plan of Distribution” beginning on page 18 of this prospectus.

We will bear all costs, expenses and fees in connection with the registration of the Shares offered hereby.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “EUDA.” On March 23, 2026, the Company effected a share combination pursuant to which every 20 shares were combined into one share (the “Share Combination”). On July 16, 2026, the last reported sales price of our ordinary shares was $13.09 per share and of our warrants was $0.02.

Our auditor, J&S Associate PLT, an independent registered public accounting firm in Malaysia, is an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 10 of this prospectus, and under similar headings in any amendment or supplements to this prospectus, as well as the documents incorporated or deemed to be incorporated by reference.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements.

We are also a “foreign private issuer,” as defined in the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the “short swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [_____], 2026.

No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F–3 that we filed with the Securities and Exchange Commission (the “SEC”). The Selling Shareholders may, from time to time, sell the securities offered by them described in this prospectus, as described under Plan of Distribution. We will not receive any proceeds from the sale by such Selling Shareholders of the securities offered by them described in this prospectus. We may provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or post-effective amendment, you should rely on the information contained in that particular prospectus supplement or post-effective amendment. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” You should rely only on information contained in this prospectus, any prospectus supplement and any related free writing prospectus. We have not, and the Selling Shareholders have not, authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any related free writing prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date. Neither we nor the Selling Shareholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

The Selling Shareholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Shareholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

For investors outside the United States: Neither we nor the Selling Shareholders have taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Shares and Warrant and the distribution of this prospectus outside the United States.

In this prospectus, unless otherwise indicated or the context otherwise requires,

●	“Company” or “8i” means EUDA Health Holdings Limited, formerly known as 8i Acquisition 2 Corp. prior to the Business Combination, a BVI business company.
●	“Articles” means the Amended and Restated Memorandum and Articles of Association of the Company dated February 27, 2026 (as amended from time to time).
●	“Board” means the board of directors of the Company following the Closing.
●	“Business Combination” means the transactions contemplated under the SPA relating to the Share Purchase.
●	“Closing” means the consummation of the Business Combination.
●	“Closing Date” means November 17, 2022, the date of the consummation of the Business Combination.
●	“Code” means the Internal Revenue Code of 1986, as amended.
●	“EHL” means EUDA Health Limited, a British Virgin Islands business company.
●	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
●	“GAAP” means accounting principles generally accepted in the United States of America.
●	“Initial Stockholders” means our Sponsor and all of our officers and directors who hold our Ordinary Shares.
●	“Nasdaq” means The Nasdaq Stock Market LLC.
●	“Ordinary Shares” or “ordinary shares” means shares of no par value of the Company.
●	“SEC” means the U.S. Securities and Exchange Commission.
●	“SPA” means the Share Purchase Agreement by and among 8i, EHL, Watermark Developments Limited, a British Virgin Islands business company (“Watermark” or the “Seller”), and Kwong Yeow Liew, dated April 11, 2022 and amended May 30, 2022, June 10, 2022, and September 7, 2022.
●	“Securities Act” means the Securities Act of 1933, as amended.
●	“Share Purchase” means the share purchase by 8i of all of the then issued and outstanding shares of EUDA from Watermark pursuant to the SPA, resulting in EUDA becoming a wholly owned subsidiary of 8i, and 8i changing its name to “EUDA Health Holdings Limited.”
●	“Sponsor” means 8i Holdings 2 Pte Ltd, a Singapore limited liability company.
●	“Units” means 8i units, each consisting of one ordinary share, one redeemable warrant, and one right to receive one-tenth of an ordinary share upon consummation of the Business Combination.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated by reference in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding the Company or management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the Company’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC from time to time by the Company and the following:

● we have experienced recurring losses from operations and negative cash flows from operations since 2020; and our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability continue as a “going concern;”

● we have identified material weakness in the Company’s internal control over financial reporting;

● uncertainties and risks relating to the Company’s recent strategic shift from medical services to the wellness industry;

● the ability to successfully integrate newly acquired businesses, adopt new business model and add new service offerings;

● the ability to successfully launch or benefit from an integrated digital health and rewards platform or that a utility token can be used on such platform;

● risks relating to direct sales of stem cell therapies rendered by third parties in China, and the litigation and regulatory risks associated with that;

● reliance on agreements or strategic relationships with third parties who have developed the technological solutions offered by the Company or the distribution rights to the services offered by the Company;

● geopolitical risk and changes in applicable laws or regulations, and regional economic, regulatory and competitive risks in different markets in Southeast Asia;

● the ability to raise additional capital to fund our operations;

● the accuracy of our projections and estimates regarding our expenses, capital requirements, cash utilization, and need for additional financing;

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● expectations regarding the Company’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures;

● the ability to invest in growth initiatives and pursue acquisition opportunities;

● risks related to having a relatively new management team with limited experience of managing a public company;

● limited liquidity and trading of the Company’s securities;

● the ability to maintain the listing of the Company’s ordinary shares on Nasdaq;

● the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

● litigation and regulatory risks, including the diversion of management’s time and attention and the additional costs and demands on the Company’s resources.

● the other matters described under “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F, as amended, incorporated herein by reference.

These and other factors could cause actual results to differ from those implied by the forward-looking statements. Forward-looking statements are not guarantees of performance and speak only as of the date hereof. The forward-looking statements are based on the current and reasonable expectations of our management but are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statements. There can be no assurance that future developments will be those that have been anticipated or that we will achieve or realize these plans, intentions or expectations.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this filing, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

We would like to caution you not to place undue reliance on forward-looking statements and you should read these statements in conjunction with the cautionary statements included in this prospectus and in “Item 3. Key Information—D. Risk Factors” section in our most recent annual report on Form 20-F incorporated by reference herein. Those risks are not exhaustive. We operate in an emerging and evolving environment. New risk factors emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law. You should read this prospectus and the documents incorporated by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

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PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about the Company that is not included in, or delivered with this prospectus. Before making an investment, you should read the entire prospectus carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our Annual Report on Form 20-F, which we filed with the SEC on April 28, 2026. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to:

EUDA Health Holdings Limited

60 Kaki Bukit Place, #03-01

Eunos Techpark, Singapore 415979

Attention: Investor Relations

Foreign Private Issuer Exemption

We are a company incorporated in the British Virgin Islands and are listed on Nasdaq. Because we are a foreign private issuer, Nasdaq rules permit us to follow the corporate governance practices of our home country. Certain corporate governance practices in the British Virgin Islands differ significantly from the corporate governance standards that Nasdaq expects of domestic U.S. companies.

Among other things, we are not required to have: (i) a majority-independent board of directors; (ii) a compensation committee consisting of independent directors; (iii) a nominating committee consisting of independent directors; or (iv) regularly scheduled executive sessions with only independent directors each year. In addition, we are not required to obtain the consent of a majority of our shareholders in order to take certain actions, including: (a) issuing ordinary shares in certain transactions in excess of 20% of our then outstanding ordinary shares or that otherwise constitute a change in control and (b) establishing or materially amending an equity compensation arrangement.

We avail ourselves of the exemption from (i) holding regularly scheduled executive sessions with only independent directors each year, and (ii) obtaining consent of a majority of our shareholders for issuing ordinary shares in certain transactions in excess of 20% of our outstanding ordinary shares. As a result, you may not receive the benefits of certain corporate governance requirements that Nasdaq expects of U.S. domestic public companies.

Because we are a foreign private issuer, our directors and senior management are not subject to the short-swing profit provisions under Section 16 of the Exchange Act. They are, however, subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

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OUR COMPANY

Overview

Founded in 2019 and headquartered in Singapore, EUDA is a distributor of non-invasive healthcare products and services in Singapore, Malaysia and China. The Company targets the rapidly expanding non-invasive healthcare market, aiming to address the region’s evolving healthcare needs through innovative, technology-driven solutions. EUDA Health’s strategy is anchored in wellness services (including the bioenergy cabins therapies, the stem cell therapies and T-cell immunotherapies which have recently become available to EUDA for direct sales), designed to deliver accessible, holistic, and transformative care. In October 2025, EUDA Health Malaysia Sdn Bhd (formerly known as CK Health Plus Sdn Bhd), a majority-owned subsidiary of EUDA, obtained a Direct Selling License in Malaysia which positions EUDA well to accelerate its nationwide rollout of bioenergy capsule centers, expand EUDA Helixé supplement distribution and strengthen synergies across its agent network in Malaysia and Singapore.

In January 2020, EUDA acquired 100% of the equity interests in Super Gateway Group Limited (“SGGL”), a property management service company that services shopping malls, business office building, or residential apartments.

Streamlining of Medical Services – September 2023

In September 2023, the Company decided to streamline its medical service operations by closing down clinics to reduce overhead costs and further loss from operations as the demand in our services were much lower in the post Covid-19 era. This decision to streamline certain medical-related business unit represented a strategic shift that had a major effect on the Company’s medical services financial results, and qualifies as discontinued operations under ASC205-20. For details, see “Note 4 – Discontinued Operations” of consolidated financial statements for the fiscal years ended December 31, 2025, 2024 and 2023 contained in the Company’s annual report on Form 20-F which was filed with the SEC on April 28, 2026. As a result, the Company’s current primary operations remained with its property management services. However, management has been actively seeking new investments and businesses to acquire or develop other healthcare services since then.

Acquisition of CK Health – May 2024

On May 6, 2024, the Company entered into a Share Purchase Agreement with certain persons named therein (the “CK Health Share Purchase Agreement”) for the acquisition of all outstanding shares of Fortress Cove Limited, a British Virgin Islands company which is the sole legal and beneficial owner of the entire share capital of EUDA Health Malaysia Sdn Bhd (formerly known as CK Health Plus Sdn Bhd), a Malaysian company (“CK Health”) in the direct sale business of holistic wellness consumer products in Malaysia. Pursuant to the CK Health Share Purchase Agreement, we acquired the entire issued capital of CK Health for an aggregate consideration of $15.0 million paid in the form of 428,571 shares (“Consideration Shares”) based on the $35.00 per share price. The acquisition closed on May 8, 2024. Meng Dong (James) Tan, a significant shareholder of EUDA is also a 40% shareholder of Fortress Cove Limited. For the fiscal year ended December 31, 2025, CK Health has generated a total of approximately $2.0 million of revenue, representing approximately 29.3% of the Company’s total revenue. Since the financial performance milestones contained in the CK Health Share Purchase Agreement were not met, no earnout shares were issued.

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Collaboration Agreement with Key Lock – April 2025

On April 22, 2025, CK Health entered into a collaboration agreement with Guangdong Key Lock Health Management Co., Ltd. (“Key Lock”), an authorized distributor of Guangdong Cell Biotech Co. Ltd. (“Guangdong Cell Biotech”), a prominent player in stem cell therapies and regenerative medicine, that develops autologous cell treatments and tailored medicines for various disorders. It currently has 37 established stem cell and DNA medical treatment facilities in China and presence in Indonesia and Cambodia. Pursuant to the terms of a distribution agreement between Guangdong Cell Biotech and Key Lock dated April 21, 2025, Key Lock is responsible for promoting and selling Guangdong Cell Biotech’s stem cell therapy packages, managing sales, market development and customer support. Pursuant to the collaboration agreement between CK Health and Key Lock, CK Health will purchase from Key Lock certain stem cell therapy services offered by Guangdong Cell Biotech at certain pre-determined prices and market and sell these services in Singapore and Malaysia; and Key Lock will use its commercial endeavours to ensure proper stem cell therapy services received by EUDA customers at one of Guangdong Cell Biotech’s treatment centers in China. This collaboration agreement is terminable by either party with one month’s notice of termination.

Exclusive Distribution Agreement with Chemokine – August 2025

Chemokine Pte. Ltd. (“Chemokine”) is a Singapore-based biotech company focused on molecular supplements and gene modulating formulations. On July 4, 2025, EUDA entered into an exclusive distribution agreement with Chemokine pursuant to which EUDA has secured the exclusive worldwide distribution rights for a next-generation immune health supplement under the brand name, “EUDA Helixé” in Singapore, Malaysia, and China, developed by Chemokine. In June 2026, EUDA expanded the offering of the EUDA Helixé product line with the launch of the EUDA Regenixé iPSC-derived Skin Stem Cell Secretome Mask (“Regenixé Mask”), a beauty product developed by Chemokine.

Non-exclusive Distribution Agreement with QB Limited – April 2026

Shenzhen Inno Immune Co., Ltd. (“Shenzhen Inno”) is a developer of autologous cellular therapies in China. On April 27, 2026, EUDA entered into a non-exclusive distribution agreement with QB Limited, one of the authorized distributors of Shenzhen Inno, pursuant to which EUDA has obtained the non-exclusive worldwide right to market and sell selected immunotherapies developed and provided by Shenzhen Inno to EUDA’s customers through its subsidiary CK Health. These treatments will be conducted by Shenzhen Inno in its clinic in Shenzhen, China.

Property Management Services

EUDA’s sales and marketing department is primarily responsible for planning and developing its overall marketing strategy, conducting market research, coordinating the sales, and marketing activities to attract new customers and maintain and strengthen relationships with existing customers, managing the efforts in relation to tender bids and negotiating the terms of EUDA’s property management service and security service contracts. The team will explore and establish information channels for business development and market research purposes. Such information channels include websites or other platforms on which property developers or property owners’ associations announce tender opportunities, uncovering business opportunities by way of recommendation or frequent communication with customers and other industry players, and organizing promotional events to showcase EUDA’s service offerings.

Furthermore, EUDA implements various incentive measures to encourage the sales teams to obtain property management service contracts of properties developed by third-party developers through research and analysis of and communication with target customers in the real estate industry and taking advantage of EUDA’s resources and expertise. In addition, various communication channels are adopted to explore more opportunities to provide EUDA’s Property Management Services that are customized and tailored to the specific localities to bring convenience to local property owners and residents. EUDA continually seeks business cooperation opportunities with third-party merchants to enhance the width and depth of its services.

Revenues from EUDA’s property management services increased from approximately $3.9 million for the year ended December 31, 2024 to approximately $4.4 million for the year ended December 31, 2025. EUDA generates revenue primarily from services in connection with property management service fees. Property management service fees are obtained from contractually recurring revenue from common area management and security management services which it provides to retail and residential properties.

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Organizational Structure

The following diagram illustrates our current corporate structure:

EUDA HEALTH HOLDINGS LIMITED
BVI
EUDA HEALTH LIMITED
BVI
FORTRESS COVE LIMITED
BVI
93%
7%
EUDA HEALTH MALAYSIA SDN BHD (Formerly known as CK HEALTH PLUS SDN BHD)
MALAYSIA
EUDA HEALTH PTE LTD
SINGAPORE
WEITH MANAGEMENT LIMITED
BVI
KENT RIDGE HEALTH LIMITED
BVI
EUDA HEALTH HK LIMITED
Hong Kong
SUPER GATEWAY GROUP LIMITED
BVI
广东易佑达健康管理有限公司 GUANGDONG EUDA HEALTH MANAGEMENT CO., LTD.
China
98.3%
UNIVERSAL GATEWAY INTERNATIONAL PTE LTD
SINGAPORE
MELANA INTERNATIONAL PTE LTD
SINGAPORE
TRI-GLOBAL SECURITY PTE LTD
SINGAPORE
UG DIGITECH PTE LTD
SINGAPORE
40%
UG DIGITAL SDN BHD
MALAYSIA

Executive Offices

Our headquarters are located in Singapore, where we leased one principal executive office. Our corporate headquarters is located at 60 Kaki Bukit Place, #03-01 Eunos Techpark, Singapore 415979. Our website address is https://eudahealth.com/. The information contained on, or that can be accessed through, our website is not a part of this Prospectus.

Recent Developments

Share Combination

On February 27, 2026, EUDA filed an Amended and Restated Memorandum and Articles of Association (the “A&R Charter”) with the BVI Registrar of Corporate Affairs, to, among other things, set out the Company’s ability to divide or combine its ordinary shares, including the ability to effect a share combination by way of resolution of directors or resolution of members. On March 23, 2026, the Company effected the Share Combination. Share amount reported in this Report give retroactive effect to the Share Combination effected on March 23, 2026.

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Development of an Integrated Digital Health and Rewards Platform and Planned Integration of QB Utility Tokens into this New Platform.

EUDA’s health and wellness business currently operates on a platform that facilitates product purchases by our multi-level marketing program members, agents and customers. In early 2025, EUDA started to develop an integrated digital health and rewards platform giving users the ability to earn rewards points or loyalty credits which can be converted into either cash or utility tokens to be redeemed for EUDA’s products and services on the platform. Over the past 18 months, EUDA has developed a new platform architecture and user engagement framework, designed the membership and loyalty rewards functionality, and undertaken integration planning for digital wallet capabilities and loyalty credit conversion features. This new platform is currently undergoing internal integration and operational testing. No customer-facing operations involving QB Utility Tokens have commenced, and no QB Utility Tokens have been distributed to users through the platform. We expect the initial launch of the platform to occur before the end of 2026.

EUDA does not control or influence the issuance, supply, or governance of the QB Utility Tokens

EUDA has also evaluated and selected QB Utility Tokens as the utility tokens for eligible activities on this new platform. QB Utility Tokens were independently developed blockchain-based BEP-20 utility tokens issued by a third party on the BNB Smart Chain network. There is a fixed maximum supply of 1,000,000,000 QB Utility Tokens that can be issued by QB Limited on the BNB Smart Chain. The QB Utility Token smart contract was deployed, and all 1,000,000,000 QB Utility Tokens were created on May 19, 2026. On that same day, QB Limited transferred 16 million QB Utility Tokens on the BNB Smart Chain directly to a blockchain wallet designated and controlled by EUDA, and deposited 1,316 QB Utility tokens together with USDT to a liquidity pool on a PancakeSwap decentralized exchange through the QB/USDT trading pair. Therefore, only 16,001,316 QB Utility Tokens, representing approximately 1.6% of the total token supply, have been released.

At this time and to the best of our knowledge, QB Limited has not allocated the remaining unreleased QB Utility Tokens to the development team, creators, foundation reserves or any other category. Accordingly, there are currently no issuer-level allocations, vesting commencement dates, cliff periods, vesting schedules, token unlocks or approved release timetable applicable to the remaining unreleased token supply that we are aware of. Any future allocation or release of the remaining unreleased QB Utility Tokens, including for ecosystem development, rewards and incentives, exchange liquidity, treasury management, strategic partnerships or other operational purposes, will be determined by QB Limited and not within EUDA’s control. EUDA has no legal right to require or prevent any future issuance.

EUDA does not control or influence the issuance, supply, or governance of the QB Utility Tokens, which are determined solely by QB Limited. QB Utility Tokens were not developed solely for EUDA’s platform. The QB Utility Tokens are designed to be capable of integration into other platforms, merchants and ecosystem participants that may independently elect to incorporate the tokens into their own proprietary platforms, subject to their respective platform terms and applicable laws. As of the date of this filing, EUDA is not aware of any operational third-party platform that has integrated QB Utility Tokens. EUDA does not control or participate in any third-party integrations. These tokens were intended to be used for specified utility functions within participating ecosystems. Users who wish to exchange QB Utility Tokens for fiat currency or other digital assets may do so only through independent third-party digital asset exchanges or service providers that elect to support such transactions. Any such transactions will occur outside the EUDA platform and will not be facilitated or guaranteed by EUDA. The QB Utility Tokens held by EUDA are not subject to any lock-up or vesting restrictions. EUDA does not currently retain any discretionary contractual or technical right to claw back, freeze or forcibly transfer QB Utility Tokens after they have been validly distributed to users’ blockchain wallets.

EUDA does not operate, maintain or support any secondary trading market for QB Utility Tokens

QB Utility Tokens are currently capable of being traded on the PancakeSwap decentralized exchange through the QB/USDT trading pair. At this time, EUDA is not aware of any other exchanges or trading platforms on which QB Utility Tokens are currently tradable or any other trading pairs that have been established. It is possible that they may become eligible for secondary trading on, or be supported by, more digital asset exchanges or trading platforms in the future. However, EUDA cannot guarantee that such secondary trading market will develop or be maintained. Any secondary trading activity, if developed, would occur independently of EUDA, and would not be necessary for, or integral to, the token’s intended utility within EUDA’s ecosystem. EUDA does not operate or provide exchange, brokerage, market-making, order matching or other trading services in connection with QB Utility Tokens.

On May 19, 2026, QB Limited deposited 1,316 QB Utility tokens together with USDT to a liquidity pool on a PancakeSwap decentralized exchange through the QB/USDT trading pair. According to QB Limited, the liquidity pool was established solely to provide initial liquidity for the QB/USDT trading pair. EUDA does not own, operate or control PancakeSwap or any other digital asset trading platform. Market prices, trading activity and liquidity are determined by the decentralized exchange’s automated market-making mechanism and independent market participants. EUDA did not establish the liquidity pool and has no role in maintaining, adding to, withdrawing from or otherwise supporting the liquidity pool. EUDA does not own or control the liquidity pool, and does not receive any liquidity provider fees or other proceeds from the liquidity pool.

QB Utility Tokens will be transferable between compatible blockchain wallets, subject to applicable laws, exchange rules and any contractual restrictions that may apply. Holders may resell QB Utility Tokens to third parties, subject to applicable laws, exchange rules and any contractual restrictions that may apply. EUDA does not impose restrictions on secondary trading of QB Utility Tokens; however, EUDA also does not operate, maintain or support any secondary trading market for QB Utility Tokens. Any resale or secondary trading activity would occur independently of EUDA and outside of EUDA’s control. Whether they may be exchanged for other supported digital assets or fiat currencies through third-party exchanges or service providers that elect to support such trading would be outside of EUDA’s control.

Governance and Operation of the QB Utility Tokens and of the BNB Smart Chain

EUDA does not develop, maintain or operate the underlying blockchain infrastructure, smart contracts, token issuance systems, token treasury functions, liquidity arrangements or token distribution mechanisms. EUDA does not control the issuance, minting, treasury management, liquidity support, blockchain operations or distribution activities associated with the QB Utility Token, other than distribution of the 16 million QB Utility Tokens to eligible users on EUDA’s own platform. QB Limited remains responsible for the issuance, administration and governance of the QB Utility Tokens, including token supply, allocation, vesting and ecosystem-related matters. It maintains the token infrastructure and supports future integrations with participating businesses. Governance of the BNB Smart Chain is maintained independently through its decentralized validator network and broader ecosystem participants in accordance with the BNB Smart Chain protocol. EUDA does not control the governance of the QB Utility Token or the BNB Smart Chain. EUDA does not issue or administer QB Utility Tokens. Instead, EUDA participates solely as a commercial user integrating QB Utility Token into its new digital health and rewards platform and related ecosystem activities. These tokens do not confer equity, debt, voting, dividend, profit-sharing, or other ownership rights in EUDA, QB Limited, or any of their affiliates.

EUDA and QB Limited are two separate companies, unaffiliated with each other. EUDA’s relationship with QB Limited is limited to: (i) the Simple Agreement for Future Tokens dated April 24, 2026, pursuant to which EUDA purchased the 16 million QB Utility Tokens solely for use as utility tokens within EUDA’s new platform; and (ii) a non-exclusive distribution agreement for Shenzhen Inno’s immunotherapy products. QB Limited does not own, operate, manage, or control EUDA’s integrated digital health and rewards platform or any aspect of EUDA’s ecosystem.

Transactions involving QB Utility Tokens are validated by the decentralized validator network operating the BNB Smart Chain in accordance with its Proof of Staked Authority consensus mechanism. Validators verify transactions, package them into blocks and maintain the integrity and security of the blockchain. EUDA does not operate validator nodes or control the transaction validation process or operations of the BNB Smart Chain. Within EUDA’s new platform, users who have validly acquired QB Utility Tokens may use the tokens for approved ecosystem functions in accordance with the applicable program terms.

EUDA’s QB Utility Token Supply and Custody Arrangements

Pursuant to a Simple Agreement for Future Tokens with QB Limited dated on April 24, 2026, EUDA purchased from QB Limited 16 million QB Utility Tokens to be used solely for utility purposes within EUDA’s new digital health and rewards platform ecosystem. On May 19, 2026, these tokens were transferred by QB Limited on the BNB Smart Chain directly to a blockchain wallet designated and controlled by EUDA. The private keys associated with these wallet(s) are maintained in offline cold storage and protected through additional commercially reasonable security measures designed to safeguard EUDA’s digital assets against unauthorized access, theft or loss. EUDA does not currently rely on any third-party custodians for custody of its QB Utility Tokens. The acquired QB Utility Tokens are currently being used for system development, integration and operational testing on the platform. Such testing is conducted internally and does not involve customer transactions or public distribution of QB Utility Tokens. EUDA has not engaged any independent third-party testing provider or entered into any separate material agreement with a third party in connection with such testing. The tokens remain held pending completion of platform integration, commencement of approved ecosystem functions, and official launch of the platform. No tokens have been rolled out for use by any users at this time.

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EUDA’s Planned Use and Distribution of QB Utility Tokens

EUDA plans to retain all the acquired QB Utility Tokens for use within its platform and has no plan to resell or otherwise distribute the entire token balance at this time. Following the launch of the new platform, EUDA expects to use the tokens for approved ecosystem functions, including the conversion of eligible loyalty credits into QB Utility Tokens and the distribution of tokens to eligible users in accordance with the applicable program terms. For instance, to receive, hold, and transfer the tokens, users will be required to maintain a compatible BEP-20 blockchain wallet on the BNB Smart Chain, and all on-chain transactions will be subject to applicable blockchain network transaction (gas) fee, which is paid in BNB, the native token of the BNB Smart Chain, by the users. The amount of gas fee varies depending on prevailing network conditions and is not determined or controlled by EUDA. QB Utility Tokens will not be distributed automatically upon users earning loyalty credits. Rather, users may choose to convert their loyalty credits into cash or QB Utility Tokens. If users elect to convert their eligible loyalty credits into QB Utility Tokens, they must not only satisfy the applicable redemption requirements and other program conditions, but also designate or connect a compatible blockchain wallet capable of receiving QB Utility Tokens. Users will not be able to obtain blockchain wallets through EUDA’s platform. Following verification of the applicable program requirements, the approved quantity of QB Utility Tokens will be transferred on the BNB Smart Chain from EUDA’s allocated token holdings to the user’s designated blockchain wallet. The transfer will be recorded on the blockchain through the applicable network transaction. EUDA’s platform is designed to operate using a self-custody model. Therefore, users will retain sole custody and control of their blockchain wallets, private keys and wallet credentials. EUDA will not provide custodial wallet services, hold or manage users’ private keys, or have the ability to access, recover or transfer users’ QB Utility Tokens or other digital assets stored in users’ wallets. EUDA may also distribute QB Utility Tokens to participating merchants, business partners and other ecosystem participants in connection with marketing initiatives, loyalty programs, strategic collaborations or other approved ecosystem activities, in each case subject to applicable contractual arrangements and compliance with applicable laws and regulations. The utility, acceptance, and functionality of the tokens will depend on the participation of merchants, service providers, and other ecosystem partners that integrate and accept these tokens. Therefore, we expect the token’s available use cases and utility to evolve over time.

EUDA’s internally assigned Utility Value of QB Utility Token on its Platform is Subject to Change

EUDA has assigned an initial utility value of US$0.20 per QB Utility Token solely for use on its own platform. We selected this internal utility value to encourage eligible users to elect to opt for QB Utility Tokens in lieu of cash when they convert their qualifying loyalty credits on the platform. The same internal utility value will be applied when QB Utility Tokens are subsequently redeemed on EUDA’s platform for eligible products and services, thereby providing a consistent redemption mechanism for users. Any future adjustments to this internally assigned initial utility value will be reviewed and approved by EUDA’s management based on EUDA’s commercial objectives, customer adoption, loyalty program design and other business considerations. Any revised internal utility value will apply prospectively to future platform transactions. Any such utility value will be established solely for use within the EUDA platform and should not be interpreted as the market value of the token.

In any secondary market, the market price there would be determined independently by market participants and would not be established, maintained, or guaranteed by EUDA. Holding QB Utility Tokens will not, by itself, entitle users to any particular access rights, membership tier, discounts or other benefits. Rather, any utility, rewards or promotional benefits associated with QB Utility Tokens will be determined by the applicable program terms established by EUDA or other participating ecosystem partners. EUDA will not undertake to maintain any minimum value for the tokens. QB Utility Tokens will not be redeemable for cash on EUDA’s platform. EUDA will not repurchase tokens or redeem QB Utility Tokens for fiat currency. The 16 million QB Utility Tokens held by EUDA do not currently incorporate an automatic or mandatory token burn mechanism. It is not currently expected that QB Utility Tokens redeemed or otherwise utilized within EUDA’s platform will be automatically destroyed or permanently removed from circulation. Instead, such tokens are expected to remain available for future use in accordance with the EUDA’s platform operations and applicable program terms. At this time, EUDA has not adopted, and does not plan to adopt, any policy requiring the burning of QB Utility Tokens.

How We Expect Users to use QB Utility Tokens on EUDA Platform, Once It Is Launched

QB Utility Tokens are intended to function as blockchain-based utility tokens within the Company’s planned digital health and rewards platform. Users earn loyalty credits through participation in eligible platform activities, including purchases of eligible healthcare and wellness products or services, participation in wellness programs, memberships, referral incentive programs and other promotional campaigns approved by EUDA. By way of example, a user who purchases health screening packages, stem cell packages, longevity supplements such as EUDA Helixé, bioenergy cabin therapies or other healthcare and wellness products on EUDA’s platform may receive loyalty credits in accordance with the applicable program terms. Users may also earn loyalty credits by maintaining eligible memberships or successfully referring new users to the platform.

Loyalty credits can be redeemed in cash or QB Utility Tokens. Therefore, QB Utility Tokens will not be distributed automatically when loyalty credits are earned. Instead, users who satisfy the applicable eligibility requirements may elect to convert qualifying loyalty credits into QB Utility Tokens through the QB platform, which will be integrated with EUDA’s loyalty program. Once users have received the QB Utility Tokens on EUDA’s platform, they may use the QB Utility Tokens to redeem eligible healthcare and wellness products and services, including EUDA Helixé, health screening packages, bioenergy cabin therapies, stem cell therapy packages, memberships and other promotional rewards offered by EUDA or participating ecosystem partners, up to the quantity of QB Utility Tokens originally distributed to them by EUDA, subject to the applicable program terms and conditions. QB Utility Tokens acquired through secondary market transactions or from other third parties do not increase a member’s redemption entitlement. Holding QB Utility Tokens does not, by itself, entitle a user to any ownership interest, equity rights, voting rights, dividend rights or other rights in EUDA, nor does it automatically confer any particular membership tier, discount or platform benefit. Any benefits associated with QB Utility Tokens will be determined solely in accordance with the applicable platform rules and program terms established by EUDA or participating ecosystem partners.

It is currently anticipated that the EUDA platform will maintain internal platform records for each member, including the quantity of loyalty credits converted into QB Utility Tokens, the quantity of QB Utility Tokens distributed through EUDA’s authorized programs, and the quantity of products and services redeemed by the member. A member’s maximum redemption entitlement within the EUDA platform will be limited to the number of QB Utility Tokens originally distributed by EUDA through its loyalty credit conversion program or other approved ecosystem activities, as reflected in EUDA’s internal platform records. Accordingly, while QB Utility Tokens may be freely transferred or acquired outside the EUDA platform, tokens acquired through secondary market purchases or transfers from third parties will not increase a member’s redemption entitlement or provide additional platform benefits. By way of example, if a member has received 3,000 QB Utility Tokens from EUDA through the loyalty program, the member’s maximum redemption entitlement within the EUDA platform is 3,000 QB Utility Tokens. If the member subsequently sells 1,000 QB Utility Tokens on an exchange and later purchases 2,000 QB Utility Tokens through the secondary market, resulting in member holding 4,000 QB Utility Tokens, the member’s maximum redemption entitlement within the EUDA platform remains 3,000 QB Utility Tokens, as determined by EUDA’s platform records. The additional 1,000 QB Utility Tokens acquired through the secondary market do not increase the member’s redemption entitlement on EUDA’s platform. Accordingly, EUDA controls the participation in, and redemption through, its own closed-loop rewards and redemption program, while QB Utility Tokens themselves remain freely transferable between compatible blockchain wallets outside of the EUDA platform.

Prior to the launch of the platform, EUDA will adopt and implement AML/KYC policies and procedures specific to the distribution of QB Utility Tokens on the EUDA platform. Such policies and procedures remain under development and will be implemented prior to the launch of EUDA’s integrated digital health and rewards platform and any QB Utility Token distribution program on that platform. EUDA currently anticipates that its AML/KYC framework will include, among other things, customer identity verification, sanctions and politically exposed person (“PEP”) screening, risk-based customer due diligence, ongoing transaction monitoring, suspicious activity reporting where required by applicable law, and record retention procedures. EUDA also expects to implement procedures designed to comply with applicable anti-money laundering, counter-terrorist financing and sanctions laws and regulations in the jurisdictions in which QB Utility Tokens are distributed. No QB Utility Tokens will be distributed on EUDA’s platform until EUDA has adopted and implemented its AML/KYC policies and procedures and is satisfied that the distribution program complies with all applicable legal and regulatory requirements. At this time, EUDA has not engaged any independent third-parties or entered into any separate material agreement with a third party in connection with the development of AML/KYC policies or procedures. However, EUDA currently intends to engage a qualified third-party service provider to conduct blockchain wallet screening and related risk assessments as part of its AML/KYC compliance framework prior to any distribution of QB Utility Tokens.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, prospects, financial condition, or operating results could be materially adversely affected by these risks. The risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are not the only ones that we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. The trading price of our securities could decline due to the materialization of any of these risks, and, as a result, you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including: (i) the following, (ii) “Item 3. Key Information—D. Risk Factors” in our 2025 Annual Report filed on Form 20-F on April 28, 2026 which is incorporated by reference; and (iii) other documents we file from time to time with the SEC that are deemed incorporated by reference into this prospectus.

RISKS RELATED TO OUR DISTRIBUTION BUSINESS

We rely on a few third-party manufacturers and vendors to supply us products or services to sell and distribute.

We do not manufacture any of the products we distribute, or directly render the services we sell. Instead, we rely on a few third-party manufacturers and vendors to supply the products or services we sell and distribute. These third parties produce and package the products we distribute according to formulations developed by their in-house product development teams. These manufacturers and vendors could cease supplying or manufacturing these products for us suddenly and unpredictably. Since we do not control the actual production of certain raw materials, ingredients and products, we are also subject to delays caused by any interruption in the production of these materials, based on conditions outside of our control. The ability of these third parties to supply and manufacture the products we distribute may be affected by competing orders placed by other customers and the demands of those customers. If we are unable to obtain adequate supplies, our business and results of operations would suffer. Any of the manufacturers may also increase the cost of the products we purchase from them. If manufacturers increase our costs, our margins would suffer unless we were able to pass along these increased costs to our customers. Our inability to secure adequate and timely supplies of merchandise would harm inventory levels, net sales and gross profit, and ultimately our results of operations.

We do not manufacture the products or directly render the services we distribute, even though our name appears on the label.

EUDA is a distributor of non-invasive healthcare products and services in Singapore, Malaysia and China. EUDA is not itself a healthcare provider. It does not have a research and development team, any scientists as full-time employees, a research laboratory, or a clinic. Although we sell and distribute products produced by third-party manufacturers and services rendered by third-party vendors, these products and services (including the bioenergy cabin therapies) bear EUDA’s name. We depend on third-party manufacturers and vendors to maintain appropriate quality controls, comply with manufacturing quality controls and practices and applicable laws, comply with all applicable local licensure and other requirements, and deliver products and services that satisfy our standards. Any failure by a manufacturer or vendor to do so, including defects, contamination, mislabeling, regulatory noncompliance. supply interruptions, or service interruptions due to failure to comply with local laws and requirements could result in product recalls, product liability claims, regulatory action, lawsuits, damage to our reputation, loss of customer confidence and increased costs. Because the products are distributed with our name on the label, and services are sold by us as the distributor, consumers may seek recourse from us and our reputation will suffer.

RISKS RELATED TO USE OF AND INTEGRATION OF QB UTILITY TOKENS ON OUR YET-TO-BE LAUNCHED PLATFORM

Changes to QB Utility Token that are outside our control could adversely affect our planned platform.

The Company does not issue or govern QB Utility Tokens. QB Limited, an independent third party, is responsible for their issuance, administration and governance. Changes to the QB Utility Token smart contract, token protocol, token economics or administrative policies adopted by QB Limited could affect the Company’s planned platform integration or reduce the utility of QB Utility Tokens within the Company’s platform.

Future issuances of QB Utility Tokens by QB Limited could adversely affect the utility or market value of QB Utility Tokens.

QB Limited controls the issuance and supply of QB Utility Tokens. The Company has no legal right or other ability to control or restrict future issuances. Any future issuance of QB Utility Tokens could increase the circulating supply of QB Utility Tokens and could adversely affect their utility, adoption or market value. The Company cannot predict whether or when QB Limited may issue additional QB Utility Tokens.

Our planned platform depends on the continued operation of the BNB Smart Chain.

The Company’s planned integration of QB Utility Tokens into its yet-to-be launched integrated health and rewards platform depends on the continued availability and operation of the BNB Smart Chain. Network interruptions, congestion, software bugs, security vulnerabilities, governance changes, forks or other operational issues affecting the BNB Smart Chain could delay or prevent QB Utility Token transactions and adversely affect the functionality, reliability and user experience of the Company’s planned platform.

Loss of private keys may result in the permanent loss of QB Utility Tokens.

The Company’s new integrated health and rewards platform is expected to operate using a self-custody model. Users will be solely responsible for maintaining control of their blockchain wallets and private keys. If a user loses access to the private keys controlling a blockchain wallet, the associated QB Utility Tokens may become permanently inaccessible. Since the Company will not maintain custody of users’ private keys, it generally will not be able to recover lost QB Utility Tokens.

If we fail to maintain effective AML/KYC compliance procedures, our ability to distribute QB Utility Tokens and operate our planned platform could be adversely affected.

The Company’s planned distribution of QB Utility Tokens will be subject to applicable AML/KYC procedures where required by law. Failure to establish or maintain effective AML/KYC procedures, failure to detect prohibited transactions, or changes in applicable legal or regulatory requirements could delay or restrict the distribution of QB Utility Tokens, increase compliance costs, subject the Company to regulatory scrutiny or enforcement actions, and adversely affect the operation of the Company’s planned platform.

An active trading market for QB Utility Tokens may never develop or be sustained.

Although QB Utility Tokens may be traded on certain independent third-party digital asset trading platforms, there can be no assurance that an active, liquid or sustainable secondary market will develop or continue to exist. The Company does not operate, maintain or control any secondary trading market and cannot guarantee the availability of liquidity or any market price for QB Utility Tokens. As a result, holders may be unable to sell or otherwise transfer their QB Utility Tokens at desired prices or at all.

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The internal utility value assigned by the Company may differ significantly from any market price of QB Utility Tokens.

The Company has assigned an initial utility value of US$0.20 per QB Utility Token solely for use within its planned platform and that value is subject to change based on the Company’s commercial objectives, customer adoption, loyalty program design and other business considerations. This internally assigned value of the QB Utility Tokens is independent of any market price established through third-party trading platforms. Accordingly, the market value of QB Utility Tokens, if any, may be substantially higher or lower than the Company’s internal utility value, and users should not view the internal utility value as an indication of market value.

Changes in laws or regulations relating to digital assets could adversely affect our planned platform and QB Utility Token integration.

The legal and regulatory treatment of digital assets continues to evolve in many jurisdictions. New laws, regulations or regulatory interpretations relating to blockchain technology, digital assets, AML/KYC requirements, consumer protection or taxation could restrict or prohibit certain aspects of the Company’s planned QB Utility Token functionality, increase compliance costs or require modifications to the Company’s planned platform. Any such developments could adversely affect the Company’s business, financial condition and future operating results.

There is no assurance that we will be able to successfully launch or benefit from an integrated digital health and rewards platform or that a utility token can be integrated into, and used on, such platform.

Although we currently expect initial launch of a new integrated digital health and rewards platform by the end of 2026, we cannot give any assurance that will be the case. Even if QB Utility Tokens become available for use on the new platform, there can be no assurance that the use of QB Utility Tokens will achieve its intended objectives or generate expected benefits. Any failure in the aforementioned could have a material adverse effect on our business and results of operations.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability continue as a “going concern.”

The Company had a net loss of approximately $2.8 million and $15.4 million for the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025, the Company’s negative working capital deficit was approximately $4.8 million, and the Company had cash of approximately $0.3 million. The Company has experienced recurring losses from operations and negative cash flows from operating activities since 2020. In September 2023, we have streamlined our medical service operations to minimize any further losses as the demand in our services were much lower in the post Covid-19 era. It is currently expected that the Company will continue to have an ongoing need to raise additional cash from outside sources to fund its business operations and any expansion plan. There is no assurance that the Company’s capital raising efforts will be successful. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company’s cost structure. Further, the Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements contained elsewhere in the Form 20-F which was filed with the SEC on April 28, 2026 do not include any adjustments that might result from the outcome of this uncertainty.

EUDA identified material weakness in the Company’s internal control over financial reporting, and if EUDA is unable to achieve and maintain effective internal control over financial reporting, this could have a material adverse effect on our business.

The Company produces our consolidated financial statements in accordance with the requirements of U.S. GAAP. Effective internal controls are necessary for EUDA to provide reliable financial reports to help mitigate the risk of fraud and to operate as a publicly traded company. Prior to the Business Combination, EUDA was a private company with limited accounting personnel and other resources with which to address internal controls and procedures. EUDA identified material weaknesses in the Company’s internal controls over financial reporting in connection with the audits of EUDA’s financial statements for the year ended December 31, 2025 and 2024. Our independent registered public accounting firm has not conducted an audit of our ICFR. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness that was identified related to: (i) the lack of appropriate controls in the financial reporting process, specifically related to account reconciliations. As a result of this material weakness, the Company’s management concluded that our internal control over financial reporting was not effective as of December 31, 2025 and 2024. EUDA is in the process of developing a plan to remediate this material weakness and will continue to identify additional appropriate remediation measures. However, the material weakness will not be considered remediated until the remediation plan has been fully implemented, the applicable controls are fully operational for a sufficient period of time, and the Company has concluded, through testing, that the newly implemented and enhanced controls are operating effectively.

At this time, EUDA cannot predict the success of such efforts or the outcome of future assessments of the remediation efforts. As a public company, EUDA will be required to further design, document and test the Company’s internal controls over financial reporting to comply with Sarbanes-Oxley Act Section 404. If existing material weaknesses or control deficiencies are not remediated or if material weaknesses or control deficiencies occur in the future, EUDA may be unable to report the Company’s financial results accurately on a timely basis or help prevent fraud, which could cause EUDA’s reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause the market price of EUDA’s ordinary shares to decline. If we have material weaknesses in the future, it could affect the financial results that the Company reports or create a perception that those financial results do not fairly state EUDA’s financial position or results of operations. Either of those events could have an adverse effect on the value of the Company’s ordinary shares.

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Further, even if EUDA concludes that our internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s results of operations or cause EUDA to fail to meet future reporting obligations.

EUDA will require additional funding through sale of either debt or equity securities to support its continuing operations and growth of business, and such funding may not be available on acceptable terms, or at all, and that may adversely impact EUDA’s business, financial condition, results of operations and growth potential.

The Company has experienced recurring losses from operations and negative cash flows from operating activities since 2020. EUDA’s operations have consumed substantial funds since inception. It will continue to require substantial funding to support its continuing operations. The Company also intends to continue to make significant investments to support business growth, respond to business challenges or opportunities, expand its products and services offerings, and potentially acquire complementary businesses and technologies. EUDA may seek to use equity or debt financings to raise additional funds to support its continuing operations and support growth initiatives.

If EUDA raises additional funds through further issuances of equity or convertible debt securities, existing shareholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior or similar to those of holders of ordinary shares. EUDA could also face additional restrictive covenants relating to capital-raising activities and other financial and operational matters if EUDA were to secure additional funds from such financing methods, which may make it more difficult for it to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, EUDA may not be able to obtain additional financing on commercially reasonable terms, if at all, especially during times of economic uncertainty, while failure to obtain sufficient funding in a timely manner could result in a delay and indefinite postponement of its plans. If EUDA is unable to obtain adequate financing or financing on terms satisfactory to the Company, it could have a material adverse effect on EUDA’s business, financial condition and results of operations. Any restructuring of EUDA’s current debt could also affect the financial condition of the Company. Failure to properly manage the Company’s debt-to-equity ratio could create a disproportionately large interest payment obligation, thereby adversely affecting the Company’s profitability.

There can be no assurance that we will not be classified as a passive foreign investment company (“PFIC”), for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ordinary shares and related securities.

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of “passive” income or the “income test”; or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income, or the “asset test.” No assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. If we are a PFIC for any taxable year during which a U.S. Holder (as defined in “Taxation — U.S. Federal Income Taxation — U.S. Holders”) holds our ordinary shares or warrants, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Taxation — U.S. Federal Income Taxation — Passive Foreign Investment Company Rules.”

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THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the ordinary shares of the Company. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” of this prospectus as well as those contained in our most recent annual report on Form 20-F, and any updates to those risks in our reports on Form 6-K, in each case incorporated by reference herein, together with all of the other information appearing or incorporated by reference herein.

Issuance of Warrant Shares	Up to 7,306 ordinary shares issuable upon exercise of 292,250 warrants

Ordinary Shares offered by the Selling Shareholders	Up to an aggregate of 947,963 ordinary shares consisting of (i) 500,000 ordinary shares issued pursuant to the QB Agreement; and (ii) 447,963 ordinary shares (including the 7,306 Warrant Shares) held by certain affiliates of the Company

Ordinary Shares issued and outstanding after this offering, assuming the sale of all Shares offered hereby	3,001,631 ordinary shares

Use of proceeds

We are not selling any of our Ordinary Shares under this prospectus and will not receive any proceeds from the sale of the Shares. We are paying however all of the fees and expenses in connection with the registration of the Shares.

See “Use of Proceeds” for more information.

Risk factors	Your investment in our Ordinary Shares involves substantial risks. You should consider the “Risk Factors” included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq symbol	“EUDA

Unless otherwise indicated, the number of Ordinary Shares to be outstanding after this offering is based on 2,994,325 ordinary shares outstanding (giving retroactive effect to the Share Combination effected on March 23, 2026) as of July 7, 2026. The number of Ordinary Shares outstanding after this offering excludes:

●	215,625 Ordinary Shares issuable upon exercise of an aggregate of 8,625,000 outstanding warrants at a weighted-average exercise price of $230.00 per share.

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USE OF PROCEEDS

All of the securities offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DESCRIPTION OF SECURITIES

General

The authorized shares of the Company consists of an unlimited number of shares of a single class, each with no par value. No preferred shares are issued or outstanding or authorized under the Company’s Amended and Restated Memorandum and Articles of Association.

Ordinary Shares

Each of ordinary shares confers on its holder:

●	the right to one vote on any resolution of the members;
●	the right to an equal share in any distribution; and
●	the right to an equal share in the distribution of the surplus of the Company.

Voting Rights. Each ordinary share is entitled to one (1) vote on all matters subject to vote at general meetings of the Company on a poll.

Dividends. The holders of shares are entitled to such dividends as may be declared by the directors of the Company at such time and of such an amount as the directors think fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of Company assets exceeds the Company’s liabilities and the Company will be able to pay its debts as they fall due.

Pre-emptive rights. There are no pre-emptive rights applicable to the issue by the Company of new shares under either the BVI Business Companies Act (the “BVI Act”) or our Amended and Restated Memorandum and Articles of Association.

Warrants

Pursuant to the terms of the SPA, upon the consummation of the Business Combination (the “Closing”), any and all outstanding units of 8i, composed of one ordinary share of 8i, no par value (the “8i Ordinary Shares”), one warrant (the “8i Warrants”), with every two 8i Warrants entitling the registered holder to purchase one 8i Ordinary Share, and one right to receive one-tenth (1/10) of one 8i Ordinary Share upon the consummation of an initial business combination (the “Rights”) (collectively, the “Units”) were separated into their component parts and the 8i Ordinary Shares and 8i Warrants were re-designated on a one-for-one basis, and the Rights were converted (at the rate of one-tenth (1/10) of a share for each outstanding Right), into ordinary shares of EUDA Health Holdings Limited, no par value.

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Prior to the Share Combination effected in March 2026, two warrants entitled the registered holder to purchase one ordinary share at a price of $11.50 per full share, subject to adjustment as discussed below, at any time commencing on the later of the completion of our initial business combination and 12 months from the date the registration statement was filed in connection with our initial public offering was declared effective by the SEC. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrant holder. However, except as set forth below, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within 60 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $16.50 per share (pre-split), for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders (the “Force-Call Provision”), and

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the Market Price is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the Market Value.

The warrant agreement with American Stock Transfer & Trust Company, LLC, as warrant agent, provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

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After the Share Combination effected in March 2026, the Company has approximately 222,931 ordinary shares issuable upon exercise of an aggregate of 8,917,250 warrants (including the 7,306 ordinary shares issuable upon exercise of an aggregate of 292,250 warrants being registered in this registration statement of which this prospectus is a part), with each warrant entitling the holder to purchase one-fortieth of one ordinary share at an exercise price of $230.00 per share. There can be no assurance that the Warrants will ever be in-the-money prior to their expiration on November 17, 2027 and as such, the Warrants may expire worthless. For so long as the Warrants remain out-of-the-money, we believe it is unlikely that the Warrants will be exercised and therefore, we do not expect to receive cash proceeds from any such exercise.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalizations, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the ordinary shares issued and outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying ordinary shares and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share capitalizations payable in ordinary shares, or by a split up of the ordinary shares or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Differences in Corporate Law

The information set forth in “Item 16.G.- Corporate Governance –Differences in Corporate Law “ in our annual report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 28, 2026, is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

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SELLING SHAREHOLDERS

The Ordinary Shares being offered by the Selling Shareholders are those previously issued to the Selling Shareholders. We are registering the Shares in order to permit the Selling Shareholders to offer the Ordinary Shares for resale from time to time.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the Ordinary Shares by each of the Selling Shareholders. The second column lists the total number of shares of Ordinary Share beneficially owned by each Selling Shareholder based on its ownership of the Ordinary Shares as of July 16, 2026. The third column lists the Ordinary Shares being offered by this prospectus by the Selling Shareholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to Ordinary Shares. Generally, a person “beneficially owns” shares of our Ordinary Shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Shareholders.

Unless otherwise indicated in the footnotes to this table, we believe that each Selling Shareholder has sole voting and investment power with respect to the Ordinary Shares indicated as beneficially owned. Unless otherwise indicated, the address of each individual below is 60 Kaki Bukit Place, #03-01, Eunos Techpark, Singapore 415979.

None of the individuals who have received our ordinary shares pursuant to the Simple Agreement for Future Tokens between the Company and QB Limited, dated April 24, 2026 (the “SAFT Agreement’), and as instructed by QB Limited, have held any position or office or had any other material relationship with us or our affiliates within the past three years.

This prospectus generally covers the resale of up to 947,963 Ordinary Shares.

Name of Selling Shareholders	Number of Ordinary Shares Held Before the Offering	Maximum Number of Ordinary Shares To Be Sold Pursuant to this Prospectus	Number of Shares of Ordinary Shares Owned After the Offering	Percentage of Ordinary Shares Owned After the Offering
Xin Zhang(1)	295,000	125,000	170,000	5.7%
Jing Zhang(2)	125,000	125,000	-	-
Shuxian Ren(3)	125,000	125,000	-	-
Fook Meng Chan(4)	103,500	100,000	3,500	*
Qiulan Zhang(5)	25,000	25,000	-	-
Meng Dong (James) Tan(6)	459,130	445,130	14,000	*
Alfred Lim(7)	2,683	2,683	-	-
Kwong Yeow Liew(8)	150	150	-	-
	1,135,463	947,963	187,500

* Less than 1%.

(1)	Includes 125,000 ordinary shares issued pursuant to the Simple Agreement for Future Tokens between the Company and QB Limited, dated April 24, 2026 (the “SAFT Agreement’), and as instructed by QB Limited. Ms. Zhang’s address is Room 3308, Huamei Pavilion, Liancheng Meiyuan Chunfeng Road, Luohu District, Shenzhen, China.
(2)	Consists of 125,000 ordinary shares issued pursuant to the SAFT Agreement and as instructed by QB Limited. Ms. Zhang’s address is RM E 19/F BLK A Tropicana GDN 110 Lung Cheung Rd 1/5 Wong Tai Sin, Kowloon, Hong Kong.
(3)	Consists of 125,000 ordinary shares issued pursuant to the SAFT Agreement and as instructed by QB Limited. Mr. Ren’s address is 20 Lou, Hao Wei Ke Ji Da Sha Ke Ji Nan Ba Lu 2 Hao, Guangdong 518000, China.
(4)	Includes 100,000 ordinary shares issued pursuant to the SAFT Agreement and as instructed by QB Limited. Mr. Chan’s address is130 Tanjong Rhu Road, #03-03, Lobby J, Singapore 436918.
(5)	Consists of 25,000 ordinary shares issued pursuant to the SAFT Agreement and as instructed by QB Limited. Ms. Zhang’s address is 6A, Butldtng D, Huayangniam Huaxiang, Bao An District, Shenzhen, Guangdong Provence, China.
(6)	Includes (i) 111,193 shares held by 8i Capital Limited and (ii) 7,306 Warrant Shares. Mr. Tan is the sole shareholder of 8i Capital Limited and director and therefore has the sole voting and dispositive power over these shares. The address for 8i Capital Limited is Vista Corporate Services, Wickhams Cay II Road Town, Tortola VG1110, British Virgin Islands. Mr. Tan currently holds more than 15% of the Company’s total outstanding shares and is a significant shareholder of the Company.
(7)	Mr. Lim is an Executive Director of the Company. His address is 10 Marlene Avenue, Singapore 556622.
(8)	Mr. Liew is a director of the Company. His address is Apt Blk 407, Sin Ming Avenue #09-209 Singapore 570407.

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PLAN OF DISTRIBUTION

We are registering the Ordinary Shares to permit the resale of the Ordinary Shares by the Selling Shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the Ordinary Shares. We will bear all fees and expenses incident to our obligation to register the Ordinary Shares.

The Selling Shareholders may sell all or a portion of Ordinary Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Ordinary Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell Ordinary Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus.

In addition, the Selling Shareholders may transfer the Ordinary Shares by other means not described in this prospectus. If the Selling Shareholders effect such transactions by selling Ordinary Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the Ordinary Shares for whom it may act as agent or to whom it may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

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In connection with sales of the Ordinary Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Ordinary Shares in the course of hedging in positions they assume. The Selling Shareholders may also sell Ordinary Shares short and deliver Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge Ordinary Shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Selling Shareholder also may transfer and donate the Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Shareholders and any broker-dealer participating in the distribution of the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

Under the securities laws of some states of the United States, the Ordinary Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that the Selling Shareholders will sell any or all of the Ordinary Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Ordinary Shares by the Selling Shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the Ordinary Shares. All of the foregoing may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares.

We will pay all expenses of the registration of the Ordinary Shares, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Shareholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Shareholder will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Shareholders specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

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TAXATION

The following summary of certain material BVI and U.S. federal income tax considerations of ownership of our ordinary shares and Warrants to acquire our ordinary shares, sometimes referred to collectively in the summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this Report, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

BVI Taxation

Under the laws of the British Virgin Islands as currently in effect, a holder of the securities who is not a resident of the British Virgin Islands is not liable for British Virgin Islands tax on dividends paid with respect to the securities and all holders of the securities are not liable to the British Virgin Islands for tax on gains realized during that year on the sale or disposal of such ordinary shares. The British Virgin Islands does not impose a withholding tax on dividends paid by a company incorporated or re-registered under the BVI Act.

There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands on companies incorporated under the BVI Act. In addition, shares of companies incorporated under the BVI Act are not subject to transfer taxes, stamp duties or similar charges.

There is no income tax treaty or convention currently in effect between the United States and the British Virgin Islands.

U.S. Federal Income Taxation

The following is a discussion of certain material U.S. federal income tax considerations for U.S. Holders and non-U.S. Holders (each as defined below) relating to the acquisition, ownership and disposition of our ordinary shares and warrants to acquire ordinary shares. This section does not address any aspect of U.S. federal gift or estate tax, or the state, local or non-U.S. tax consequences of an investment in our securities, nor does it provide any actual representations as to any tax consequences of the acquisition, ownership or disposition of our securities.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
●	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax considerations to Non-U.S. Holders of the acquisition ownership and disposition of our securities are described below under the heading “Non-U.S. Holders.”

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder (whether final, temporary, or proposed), published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

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This discussion assumes that the ordinary shares and warrants will trade separately and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders who own and hold our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

●	financial institutions or financial services entities;
●	broker-dealers;
●	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;
●	tax-exempt entities;
●	governments or agencies or instrumentalities thereof;
●	insurance companies;
●	regulated investment companies;
●	real estate investment trusts;
●	grantor trusts;
●	subchapter S corporations;
●	Personal holding companies;
●	expatriates or former long-term residents of the United States;
●	persons that directly, indirectly, or constructively own 5 percent or more of all classes of our shares (by vote or value);
●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;
●	persons whose functional currency is not the U.S. dollar;
●	controlled foreign corporations; or
●	passive foreign investment companies.

This discussion does not address the 3.8% Medicare contribution tax or any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes, or persons who hold our securities through such partnerships. If such a partnership is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our securities shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the U.S. Internal Revenue Service (“IRS”) of an opinion of counsel as to any U.S. federal income tax considerations described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. IT DOES NOT PROVIDE ANY ACTUAL REPRESENTATIONS AS TO ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO SUCH TAX CONSEQUENCES. AS A RESULT, EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

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U.S. Holders

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash dividend paid on our ordinary shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares. With respect to non-corporate U.S. Holders, dividends may be subject to the preferential long-term capital gains tax rate applicable to “qualified dividend income” (see “— Taxation on the Disposition of Securities” below) if our ordinary shares are readily tradeable on an established securities market in the United States and certain holding period and other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the preferential rate for any cash dividends paid with respect to our ordinary shares.

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We have never declared or paid any cash dividends on our capital stock. We do not intend to pay cash dividends to our shareholders in the foreseeable future. Investors should not purchase our ordinary shares with the expectation of receiving cash dividends. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

Taxation on the Disposition of Securities

Upon a sale or other taxable disposition of our securities, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income for corporations. Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at preferential rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share from the exercise of warrants. An ordinary share acquired pursuant to the exercise of forty warrants generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such ordinary share generally would begin on the day after the date of exercise of the warrant and will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

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The tax consequences of a cashless exercise of warrants are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event (i.e., not a transaction in which gain or loss is realized) or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in the ordinary shares received would equal the holder’s basis in the warrants. If the cashless exercise were treated as not being a realization event, a U.S. Holder’s holding period in the ordinary shares should be treated as commencing on the date following the date of exercise of the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares received would include the holding period of the warrants. It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of warrants with a fair market value equal to the exercise price for the number of warrants deemed exercised. For this purpose, the number of warrants deemed exercised would be equal to the amount needed to receive on exercise the number of ordinary shares issued pursuant to the cashless exercise. In this situation, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to pay the exercise price and the U.S. Holder’s tax basis in the warrants deemed surrendered. Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the warrants. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed exercised. A U.S. Holder’s holding period for the ordinary shares should commence on the date following the date of exercise of the warrants. There may also be alternative characterizations of any such taxable exchange that would result in similar tax consequences. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance of which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of the warrants.

We intend to treat the exercise of a warrant occurring after giving notice of an intention to redeem the warrant as described in Section “Warrants” of Part “Description of Securities” of this report as if we redeemed such warrant with ordinary shares in a recapitalization for U.S. federal income tax purposes. Accordingly, a U.S. Holder would not be expected to recognize any gain or loss on the deemed redemption of warrants for ordinary shares, and a U.S. Holder’s aggregate tax basis in the ordinary shares received in the redemption would equal the U.S. Holder’s aggregate tax basis in the warrants so redeemed and the holding period for the ordinary shares received in redemption of such U.S. Holder’s warrants would include the U.S. Holder’s holding period for the redeemed warrants. However, if the redemption were instead characterized for U.S. federal income tax purposes as a cashless exercise of the warrant (which we do not expect), then the tax treatment would instead be treated as described above in the second paragraph under “Exercise, Lapse or Redemption of a Warrant”.

Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions described in Section “Warrants” of Part “Description of Securities” of this report or if we purchase warrants in an open-market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “Taxation on the Disposition of Securities.”

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in Section “Warrants” of Part “Description of Securities” of this report. An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants could, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. Holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property such as other securities to the holders of ordinary shares which is taxable to the U.S. Holders of such ordinary shares as described under “Taxation of Distributions Paid on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of the increase in the interest.

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Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year of such foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our securities and, in the case of our ordinary shares, the U.S. Holder did not make a timely qualified election fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) such ordinary shares, a QEF election along with a deemed sale (or purging) election, or a “mark-to-market” election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of our securities; and
●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of our securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for our securities).

Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for our securities;
●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;
●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely QEF election (or a QEF election along with a purging election). Pursuant to the QEF election, a U.S. Holder generally will be required to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

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If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, for regular U.S. federal income tax purposes, U.S. Holders of a QEF generally are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, a determination we are a PFIC will generally apply for subsequent years to a U.S. Holder who held our securities while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any of our taxable years that end within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder files on a timely filed U.S. federal income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that the U.S. Holder would otherwise recognize if the U.S. Holder had sold our shares for their fair market value on the “qualification date.” The qualification date is the first day of our tax year in which we qualify as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held our shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in our shares by the amount of the gain recognized and will also have a new holding period in the shares for purposes of the PFIC rules.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income for each year that we are treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its ordinary shares and for which we are treated as a PFIC. Currently, a mark-to-market election may not be made with respect to our warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq Global Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders of our shares generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

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A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are complex and are affected by various factors in addition to those described above. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year. Accordingly, U.S. Holders of our securities should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Non-U.S. Holders

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to our securities generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our securities unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to regular U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our ordinary shares within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and whether any gain or loss with respect to such securities in long-term or short-term may be required to be reported to the IRS, and certain holders may be required to file an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to report their interest in our securities.

Moreover, backup withholding of U.S. federal income tax, currently at a rate of 24%, generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient), in each case who:

●	fails to provide an accurate taxpayer identification number;
●	is notified by the IRS that backup withholding is required; or
●	fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

We will withhold all taxes required to be withheld by law from any amounts otherwise payable to any holder of our securities, including tax withholding required by the backup withholding rules. Backup withholding is not an additional tax. Rather, any amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents that we have filed with the SEC pursuant to the Exchange Act, which is considered to be a part of this prospectus:

●	our Annual Report on Form 20-F for the year ended December 31, 2025 filed with the SEC on April 28, 2026;

●	Any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

●	Any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part;

●	the description of the ordinary shares contained in our registration statement on Form S-1 filed with the SEC on December 23, 2022, as amended (File Number 333-268994) and declared effective by the SEC on September 21, 2023, and any amendment or report filed with the SEC for purposes of updating such description.

Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated therein and amendments to those reports, are also available free of charge on our website (https://eudahealth.com/) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in that information) at no cost, upon written or oral request to:

EUDA Health Holdings Limited

60 Kaki Bukit Place, #03-01

Eunos Techpark, Singapore 415979

Attention: Alfred Lim

You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are a BVI business company incorporated under the BVI Act and the laws of the British Virgin Islands due to certain benefits associated with being a British Virgin Islands business company, such as: (i) political and economic stability; (ii) an effective judicial system; (iii) a favorable tax system; (iv) the absence of foreign exchange control or currency restrictions; and (v) the availability of professional and support services.

However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protections to our investors. In addition, British Virgin Islands business companies may not have standing to sue before the federal courts of the United States, and our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, to be arbitrated.

Furthermore, most of our business operations are conducted in Singapore, and substantially all of our assets are located in the Singapore. All of our directors and executives are residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for shareholders to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or these individuals judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10154, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman Pte. Ltd. (“Conyers”), our counsel as to British Virgin Islands law, has advised us that there is uncertainty as to whether the courts of the British Virgin Islands (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the British Virgin Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers further advised us that although there is no statutory enforcement in the British Virgin Islands of final and conclusive monetary judgments obtained in a competent federal or state court of the United States for a definite sum (and the British Virgin Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the British Virgin Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in a competent federal or state court of the United States of America against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the British Virgin Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the British Virgin Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands; and (f) there is due compliance with the correct procedures under the laws of the British Virgin Islands. However, the British Virgin Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the British Virgin Islands to give rise to obligations to make payments that are penal or punitive in nature.

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LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities laws and New York State law. The validity of the securities, to the extent governed by British Virgin Islands law, is being passed upon for us by Conyers Dill & Pearman Pte. Ltd.

EXPERTS

The consolidated financial statements of EUDA Health Holdings Limited as of December 31, 2025 and 2024, and for each of the years ended December 31, 2025 and 2024, as incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by J&S Associate PLT, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of EUDA Health Holdings Limited for the year ended December 31, 2023, as incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit recovery provisions for our officers and directors and for holders of more than 10% of our ordinary shares. All information filed with the SEC are available to the public on a website maintained by the SEC located at www.sec.gov. You may inspect a copy of the registration statement through the SEC’s website, as provided herein. You may also find these materials at our corporate website, which can be found at www.euda.com.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

British Virgin Islands’ company law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Amended and Restated Memorandum and Articles of Association provide that, subject to the BVI Business Companies Act, the Company may indemnify its directors against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to what the person believes is in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

The Company entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service as an officer, director, employee, agent or fiduciary of the Company to the fullest extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits Incorporated by Reference

		Schedule	File
Exhibit No.	Description	/Form	Number	Exhibit	Filing Date

3.1	Amended and Restated Memorandum and Articles of Association of EUDA Health Holdings Limited	6-K	001-40678	3.1	March 5, 2026
4.1	Specimen of ordinary share certificate	S-1	333-268994	4.3	December 23, 2022
5.1**	Opinion of Conyers Dill & Pearman Pte. Ltd
10.1	Simple Agreement for Future Tokens, dated April 24, 2026, between EUDA Health Holdings Limited and QB Limited	20-F	001-40678	10.27	April 28, 2026
10.2	Settlement Agreement dated March 15, 2024, between EUDA Health Holdings Limited and Alfred Lim.	6-K	001-40678	10.3	April 4, 2024
23.1**	Consent of J&S Associate PLT
23.2**	Consent of Marcum Asia CPAs LLP
23.3**	Consent of Conyers Dill & Pearman Pte. Ltd (included in Exhibit 5.1)
24.1**	Power of Attorney (contained in the signature pages hereto)
107**	Filing Fee Table

**	Previously filed.

II-1

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

	(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

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(5)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on July 17, 2026.

EUDA Health Holdings Limited

By:	/s/ Alfred Lim
Name:	Alfred Lim
Title:	Chief Executive Officer

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Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 2 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alfred Lim	Executive Director	July 17, 2026
Alfred Lim	Chief Executive Officer

/s/ Vivian Tay	Interim Chief Financial Officer	July 17, 2026
Vivian Tay

*	Chairman of the Board	July 17, 2026
Chern Yong (Eric) Lew

*	Director	July 17, 2026
Bo Huang

*	Director	July 17, 2026
Kent Kwong Yeow Liew

*By:	/s/ Alfred Lim
Alfred Lim
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of EUDA Health Holdings Limited in the United States has signed this amendment no. 2 to the registration statement in New York, New York, on July 17, 2026.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

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